Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of March 28, 2024 between ATLAS LITHIUM CORPORATION, a Nevada corporation listed on the Nasdaq Capital Market (NASDAQ: ATLX) (the “Company”), and MITSUI & CO., LTD., a corporation organized under the laws of Japan (the “Purchaser”). Each of the Company and Purchaser may be referred to herein as, individually, a “Party” and collectively, the “Parties.”

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company certain shares of Common Stock as more fully described in this Agreement (the “Transaction”);

WHEREAS the Board of Directors has (i) determined that it is in the best interests of the Company and the stockholders of the Company that the Company enter into this Agreement and the other Transaction Documents (as defined in Section 1.1 herein) and consummate the Transaction and the other transactions contemplated hereby and thereby on the terms and subject to the conditions set forth herein and therein, and (ii) approved and declared advisable this Agreement, the other Transaction Documents, the Transaction and the other transactions contemplated hereby and thereby on the terms and subject to the conditions set forth herein and therein; and

WHEREAS, the Purchaser has approved its entry into this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the Transaction, upon the terms and subject to the conditions set forth herein and therein.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“AAA” has the meaning ascribed to such term in Section 6.8.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Anti-Corruption Laws” has the meaning ascribed to such term in Section 3.1(t).

“Apollo Resources” means and Apollo Resources Corporation, a company incorporated under the laws of the Republic of the Marshall Islands.

“Atlas Brasil” means Atlas Lítio Brasil Ltda., a company incorporated under the laws of Brazil.

“Base Prospectus” has the meaning ascribed to such term in Section 3.1(w)(i).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks are authorized or required by Law to be closed in Boca Raton, Florida or Tokyo, Japan.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2.2.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchaser’s obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Shares, in each case, have been satisfied or waived.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, preferred stock, or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Fundamental Representations” means the representations and warranties set forth in Section 3.1(a)(i) (Organization and Qualification); Section 3.1(b) (Authorization; Enforcement); Section 3.1(c) (No Conflicts); Section 3.1(f)(i) (Capitalization); and Section 3.1(x) (Brokers).

“Company Properties” has the meaning ascribed to such term in Section 3.1(p)(i).

“DRS” has the meaning ascribed to such term in Section 2.4(a)(iv).

“Environmental Law” means any federal, national, state, county, municipal, provincial, local, foreign, supranational or multinational law, act, regulation, ordinance, code, statute currently in effect in Brazil relating to public or worker health and safety (to the extent relating to exposure to Hazardous Materials), the protection of the environment (including, without limitation, ambient or indoor air, surface water, groundwater, land, wildlife, vegetation and landscape) and environmental conservation units (whether full protection or sustainable use), the preservation areas of local or traditional communities of cultural or historic heritage, or pollution, including, without limitation, any such law relating to Hazardous Materials (and including, without limitation, any Laws relating to Hazardous Materials in lithium spodumene concentrate mined, manufactured or sold by the Company and Atlas Brasil and associated labeling or packaging content requirements or restrictions relating to environmental attributes or as respects product takeback or end-of life requirements).

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“Environmental Permits” means authorizations, approvals, licenses, franchises, clearances, permits, certificates, required under Environmental Laws.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” means generally accepted accounting principles, consistently applied, in the United States.

“Government Official” means: (a) any director, officer, employee, or representative of any Governmental Authority; (b) any Person acting in an official capacity for any Governmental Authority; or (c) any political party, party official, or candidate for political office.

“Governmental Authority” (a) any U.S. or foreign national, federal, state, provincial, county municipal, or local government entity, or other subdivision thereof; (b) any public international or multinational organization or authority; (c) any authority, agency, commission, or any entity exercising executive, legislative, judicial, regulatory, police, tribal, taxing, or administrative functions, power or authority of or pertaining to government; or (d) any state-owned or controlled enterprise.

“Hazardous Materials” means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance or material, and any substance, waste, or material that is regulated by or for which standards of conduct or liability may be imposed pursuant to Environmental Laws, including, without limitation, petroleum and petroleum byproducts, per- and poly-fluoroalkyl substances, polychlorinated biphenyls, lead, asbestos, noise, radiation, toxic mold, odor and pesticides.

“Indemnitee” has the meaning ascribed to such term in Section 4.3(c).

“Indemnitor” has the meaning ascribed to such term in Section 4.3(c).

“Investor Rights Agreement” has the meaning ascribed to such term in Section 2.4(a)(i).

“Knowledge” of the Company, with respect to any matter in question, means the actual knowledge of the Company’s Chief Executive Officer, Chief Financial Officer, Chief Geological Officer, Vice President of Business Development and the Vice President of Corporate Strategy, in each case, after due inquiry.

“Law” means any U.S. or foreign federal, state, local law, statute, code, constitution, treaty, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction, decree or arbitration award or finding.

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“Liens” means any lien, security interest, right of first refusal, deed of trust, mortgage, pledge, encumbrance, restriction on transfer, proxies, voting trusts or agreements, hypothecation, assignment, claim, right of way, defect in title, encroachment, easement, restrictive covenant, charge, deposit arrangement or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any restriction on the voting interest of any security, any restriction on the transfer of any security (except for those imposed by applicable securities Laws) or other asset or any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Material Adverse Effect” means any change, event, effect, occurrence or circumstance that, individually or in the aggregate, (i) has had, or would reasonably be expected to have, a material adverse effect on the business, condition (financial or otherwise), results of operations or prospects of the Company and Atlas Brasil, taken as a whole, (ii) prevents or materially impairs or materially delays, or would reasonably be expected to prevent or materially impair or materially delay, the consummation of the Transaction, or (iii) would reasonably be expected to have a material adverse effect on the Company’s or Atlas Brasil’s ability to develop the lithium project in the State of Minas Gerais, Brazil or undertake the production of 270,000 metric tons per year or more of lithium spodumene concentrate by the Company and Atlas Brasil.

“Material Contract” means, with respect to the Company or Atlas Brasil (other than employee benefit plans), any “material contract” (as defined in Item 601(b)(10) of the Regulation S-K promulgated by the Commission) that was filed or is required to be filed with respect to the SEC Reports.

“Nasdaq” means the Nasdaq Capital Market and any successor stock exchange or inter- dealer quotation system operated by the Nasdaq Capital Market or any successor thereto.

“Neves Project” means the project of Atlas Brasil currently under development within the boundaries of the Mining Rights No. 832.925/2008, 833.331/2006 and 833.356/2007, or any similar rights that replaces or succeeds the above referenced mining rights and cover that same area that is currently represented by Mining Rights No. 832.925/2008, 833.331/2006 and 833.356/2007.

“Offtake Agreement” has the meaning ascribed to such term in Section 2.4(a)(ii).

“Per Share Purchase Price” equals $16.0321 per share.

“Permit” has the meaning ascribed to such term in Section 3.1(q)(ii).

“Permitted Liens” means (i) Liens securing liabilities which are reflected or reserved against in the latest consolidated financial statements of the Company to the extent so reflected or reserved; (ii) statutory Liens for Taxes not yet delinquent or which are being contested in good faith through appropriate proceedings and for which adequate reserves have been established on the latest consolidated financial statements of the Company in accordance with GAAP; (iii) landlord’s, mechanic’s, materialmen’s, and other similar statutory Liens arising or incurred in the ordinary course of business for amounts not yet due and payable or which are being contested in good faith if adequate reserves with respect thereto have been established on the latest consolidated financial statements of the Company in accordance with GAAP; (iv) purchase money Liens and Liens securing rental payments under capital lease arrangements; (v) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Authority, any violation of which would not be material to the Company and its Subsidiaries taken as a whole; (vi) easements, rights, covenants, conditions and restrictions of record that do not or would not materially impair the use or occupancy of the real property in the operation of the Company’s or Atlas Brasil’s businesses; and (vii) Liens in the form of security deposits or otherwise collateralized with letters of credit or similar instruments.

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“Person” means an individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” has the meaning ascribed to such term in Section 3.1(f)(i).

“Proceeding” means any civil, criminal or administrative action, claim, suit, arbitration or proceeding, including, without limitation, any appeal therefrom, including any formal investigation that is reasonably expected to result on an action or proceeding as enumerated above.

“Prospectus” has the meaning ascribed to such term in Section 3.1(w)(i).

“Purchaser Fundamental Representations” means the representations and warranties set forth in Section 3.2(a) (Organization; Authority); Section 3.2(f) (No Conflicts); and Section 3.2(h) (Brokers).

“Registration Statement” shall have the meaning ascribed to such term in Section 3.1(w)(i).

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(d).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rules and Regulations” means the respective rules and regulations of the Commission under the Securities Act and the Exchange Act.

“Sanctions” means U.S. Laws governing economic sanctions, including those administered by the U.S. Treasury Department’s Office of Foreign Assets Control codified at 31 C.F.R. Part 500 et. seq., and the U.S. Department of State.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(g).

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“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Preferred Stock” means the Series A Convertible Preferred Stock, par value $0.001 per share.

“Series D Preferred Stock” means the Series D Convertible Preferred Stock, par value $0.001 per share.

“Shares” means the shares of Common Stock issued or issuable to the Purchaser pursuant to this Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).

“Stock Incentive Plan” means the Company’s 2023 Stock Incentive Plan as duly adopted by the Board of Directors and approved by the Company’s issued and outstanding voting capital stock pursuant to which consultants, employees, officers or directors of the Company have been or may be granted from time to time shares of Common Stock, options and/or other securities of the Company exercisable or exchangeable for or convertible into shares of Common Stock for services rendered to the Company.

“Subscription Amount” means, as to the Purchaser, the aggregate amount to be paid for Shares purchased hereunder, in United States dollars and in immediately available funds. The Subscription Amount shall be equivalent to USD $30 million.

“Subsidiary” means, with respect to any Person, any corporation of which a majority of the total voting power of shares of stock entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof or any partnership, association or other business entity of which a majority of the partnership or other similar ownership interest is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof. For purposes of this definition, a Person is deemed to have a majority ownership interest in a partnership, association or other business entity if such Person is allocated a majority of the gains or losses of such partnership, association or other business entity or is or controls the managing director, managing member or general (or equivalent) partner of such partnership, association or other business entity.

“Tax” or “Taxes” means any taxes and similar assessments, fees, and other governmental charges imposed by any Governmental Authority, including, without limitation, income, profits, gross receipts, net proceeds, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), stamp, excise, duty, franchise, capital stock, transfer, payroll, employment, severance, and estimated tax, and any unclaimed property or escheat obligations, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Authority, whether disputed or not, and any secondary liabilities for any of the foregoing amounts payable as a transferee or successor, by assumption or by contract or by operation of law.

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“Trade Compliance Laws” means (a) U.S. Laws governing the exportation of goods, technology, software, and services, including the Export Administration Regulations (15 C.F.R. § 730 et seq.); and (b) Sanctions.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the New York Stock Exchange or OTC (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Investor Rights Agreement, the Offtake Agreement and all exhibits and schedules thereto and any other documents or agreements executed in connection with the Transaction.

“Transfer Agent” means VStock Transfer, LLC, the current transfer agent of the Company, with a mailing address of 18 Lafayette Place, Woodmere, NY 11598, and any successor transfer agent of the Company.

“U.S. Person” has the meaning ascribed to such term in Section 3.2(b).

ARTICLE II.

PURCHASE AND SALE

2.1 Sale and Purchase. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, the Shares. At Closing, the Purchaser’s Subscription Amount shall be delivered by wire transfer of immediately available funds to the account designated by the Company pursuant to Section 2.4(a)(iii) below, and the Company shall deliver to the Purchaser the Shares as determined pursuant to Section 2.4(a). The Company shall issue the Shares and cause the Shares to be delivered by the Transfer Agent to a designee of the Purchaser via DRS (as defined below).

2.2 Closing. The Closing shall occur virtually at the offices of the Company or such other location as the parties shall mutually agree on the Closing Date, which shall be no later than the second (2nd) Business Day after the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Section 2.4 and Section 2.5 (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver to the extent permitted hereunder of such conditions) or such other time and date as the parties mutually agree in writing.

2.3 Adjustments. If between the date of this Agreement and the Closing Date the outstanding shares of Common Stock shall have been changed into a different number of shares or a different class by reason of the occurrence of any stock split, reverse stock split, stock dividend (including, without limitation, any dividend or other distribution of securities convertible into Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change, the Per Share Purchase Price, Subscription Amount and Shares to be delivered pursuant to this Article II shall be appropriately adjusted to reflect such stock split, reverse stock split, stock dividend (including, without limitation, any dividend or other distribution of securities convertible into Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change.

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2.4 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i) the Investor Rights Agreement duly executed by the Company in the form attached hereto as Exhibit A (the “Investor Rights Agreement”);

(ii) the Offtake Agreement duly executed by Atlas Brasil in the form attached hereto as Exhibit B (the “Offtake Agreement”);

(iii) the Company’s wire instructions, on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer;

(iv) a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver on an expedited basis via The Depository Trust Company Direct Registration System (“DRS”) a number of Shares equal to the Subscription Amount divided by the Per Share Purchase Price, registered in the name of the Purchaser;

(v) a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized officer thereof, certifying that the conditions set forth in Section 2.5(b) have been satisfied; and

(vi) a certificate executed by the Secretary of the Company, signing in such capacity (i) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Directors authorizing the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the Transaction), which authorization shall be in full force and effect on and as of the date of such certificate, and (ii) certifying and attesting to the office, incumbency, due authority and specimen signatures of each Person who executed this Agreement and the other Transaction Documents for or on behalf of the Company.

(b) On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i) the Investor Rights Agreement duly executed by the Purchaser;

(ii) the Offtake Agreement duly executed by the Purchaser;

(iii) the Subscription Amount, which shall be delivered by wire transfer of immediately available funds to the Company’s bank account set forth on the Company’s wire transfer instructions referenced in Section 2.4(a)(iii) above; and

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(iv) a certificate of the Purchaser, validly executed for and on behalf of the Purchaser and in its name by the authorized signatory of this Agreement, certifying that the conditions set forth in Section 2.5(a) have been satisfied.

2.5 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) Other than the Purchaser Fundamental Representations, the Purchaser’s representations and warranties contained herein shall be true and correct in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of the date of this Agreement and on the Closing Date (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) the Purchaser Fundamental Representations shall be true and correct in all respects (without giving effect to any materiality or Material Adverse Effect qualifications set forth therein) as of the date of this Agreement and on the Closing Date (unless as of a specific date therein in which case they shall be accurate as of such date);

(iii) all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed;

(iv) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no Proceedings for that purpose or pursuant to Section 8A under the Securities Act, shall have been instituted or, to the Knowledge of the Company or the knowledge of the Purchaser, shall be contemplated by the Commission; and

(v) the delivery by the Purchaser of the items set forth in Section 2.4(b) of this Agreement.

(b) The respective obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i) other than the Company Fundamental Representations, the representations and warranties of the Company contained herein shall be true and correct in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of the date of this Agreement and on the Closing Date (unless as of a specific date therein in which case they shall be accurate as of such date);

(i) the Company Fundamental Representations shall be true and correct in all respects (without giving effect to any materiality or Material Adverse Effect qualifications set forth therein) as of the date of this Agreement and on the Closing Date (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no Proceedings for that purpose or pursuant to Section 8A under the Securities Act, shall have been instituted or, to the Knowledge of the Company or the knowledge of the Purchaser, shall be contemplated by the Commission;

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(iii) the Company shall have filed an application for listing of the Shares on Nasdaq prior to the Closing;

(iv) all filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of the Shares shall have been made within the applicable time period prescribed for such filing by Rule 424;

(v) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(vi) the Company shall have delivered the items set forth in Section 2.4(a) of this Agreement;

(vii) there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(viii) all Required Approvals shall have been obtained; and

(ix) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchaser as of the date hereof and as of the Closing Date:

(a) Organization and Qualification.

(i) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned or leased by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, has not had and would not reasonably be expected to have a Material Adverse Effect.

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(ii) A true and complete list of the Company’s Subsidiaries is set forth on Schedule 3.1(a)(ii). Atlas Brasil is a legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation, with the requisite corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted. Atlas Brasil is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned or leased by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, has not had and would not reasonably be expected to have a Material Adverse Effect. Prior to the date hereof, the Purchaser has been provided with complete and correct copies of each of the Company’s and Atlas Brasil’s organizational documents, and each as so delivered is in full force and effect.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents, including, without limitation, the Transaction, and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Transaction Documents by the Company, the performance by the Company of its covenants and obligations hereunder and the consummation by it of the Transaction and the other transactions contemplated hereby and thereby have been duly authorized and approved by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each of the Transaction Documents have been (or upon delivery will have been) duly executed and delivered by the Company and constitute or, when delivered in accordance with the terms hereof and thereof, will constitute, the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable.

(c) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents, the issuance and sale of the Shares and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any applicable Law or other restriction of any court or Governmental Authority to which the Company is subject, or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

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(d) Filings, Consents and Approvals. Neither the Company nor Atlas Brasil is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other Governmental Authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement or any other Transaction Documents, other than such filings as are required to be made under applicable federal and state securities Laws and in compliance with any applicable requirements of Nasdaq (collectively, the “Required Approvals”).

(e) Issuance of the Shares. The Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement.

(f) Capitalization.

(i) The authorized capital stock of the Company consists of (i) 200,000,000 shares of Common Stock, and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”), one of which is designated as Series A Preferred Stock and 1,000,000 of which are designated as Series D Preferred Stock. As of the date of this Agreement: (A) 12,769,581 shares of Common Stock were issued and outstanding; (B) one share of Series A Preferred Stock was issued and outstanding; (C) no shares of Series D Preferred Stock were issued and outstanding, (D) up to 2,074,373 shares of Common Stock issuable in respect of the issued and outstanding Common Stock Equivalents, including those committed under the Company’s Stock Incentive Plan, and (E) no shares of Common Stock were held by the Company as treasury shares. As of the date of this Agreement, the Company has no shares of capital stock reserved for or otherwise subject to issuance, other than pursuant to the exercise of employee stock options and/or the issuance of shares of Common Stock to qualified participants pursuant to the Company’s Stock Incentive Plan, or pursuant to agreements with certain advisors and consultants set forth on Schedule 3.1(f)(i) and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except pursuant to the Stock Incentive Plan and the agreements listed in Schedule 3.1(f)(i), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock, Common Stock Equivalents, shares of Preferred Stock or other securities to any Person (other than the Purchaser). There are no outstanding securities or instruments of the Company with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company. There are no outstanding securities or instruments of the Company that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid, and nonassessable, and have been issued in compliance with applicable federal securities Laws in all material respects, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Shares. Except as set forth on Schedule 3.1(f)(i), there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party.

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(ii) Schedule 3.1(a)(ii) sets forth the percentage interest owned by the Company in each of its significant Subsidiaries (as defined under Regulation S-X of the Securities Act). The Company owns, directly or indirectly, the capital stock or equity interests of each of the Subsidiaries set forth on Schedule 3.1(a)(ii) free and clear of any Liens, except for Permitted Liens. Neither the Company nor Atlas Brasil has any arrangement, agreement or contract pursuant to which it is obligated to make any investment (in the form of a loan, capital contribution or otherwise) in any Person (other than the Company with respect to its Subsidiaries).

(g) SEC Reports. The Company has filed or furnished all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including, without limitation, pursuant to Section 13(a) or 15(d) thereof, and other applicable securities Laws, since January 10, 2023 (the foregoing materials, including, without limitation, the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. True, correct and complete copies of all SEC Reports have been publicly filed in the Electronic Data Gathering, Analysis and Retrieval database of the Commission.

(h) No Rights Agreement. Except as contemplated under the agreements listed in Schedule 3.1(h), no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(i) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the twelve (12) months preceding the date hereof, received written notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.

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(j) Company Financial Statements.

(i) The consolidated financial statements (including, without limitation, any related notes and schedules) of the Company filed with the SEC Reports: (i) were prepared in accordance Regulation S-X under the Exchange Act and with GAAP (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q); (ii) complied, as of their respective date of filing with the Commission in all material respects, with the published rules and regulations of the Commission with respect thereto; and (iii) fairly present, in all material respects, the financial position of the Company on a consolidated basis as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of the unaudited financial statements, to normal and recurring year-end and audit adjustments). Except as have been described in the SEC Reports, there are no off-balance sheet arrangements of the type required to be disclosed pursuant to Instruction 8 to Item 303(b) of Regulation S-K.

(ii) Except as is not required in reliance on exemptions from various reporting requirements by virtue of the Company’s status as a “smaller reporting company” within the meaning of the Exchange Act, at all times since October 20, 2023, the Company has established and maintained, “disclosure controls and procedures” and “internal control over financial reporting” (in each case as defined pursuant to Rule 13a-15 and Rule 15d-15 promulgated under the Exchange Act) that (i) are with respect to disclosure controls and procedures, reasonably designed to ensure that all material information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the Commission and that all such material information required to be disclosed is accumulated and communicated to the management of the Company to allow timely decisions regarding required disclosure and to enable the chief executive officer and chief financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports, and (ii) with respect to internal control over financial reporting, sufficient in all material respects to provide reasonable assurance (A) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (B) that transactions are executed only in accordance with the authorization of management and (C) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the properties or assets of the Company and Atlas Brasil, in each case, that could have a material effect on the Company’s consolidated financial statements.

(iii) The Company has established and maintains a system of internal accounting controls that are effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. Neither the Company nor the Company’s independent registered public accounting firm, has identified or been made aware of: (i) any significant deficiency or material weakness in the system of internal control over financial reporting used by the Company on a consolidated basis that has not been subsequently remediated; or (ii) any fraud that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company on a consolidated basis. Since [October 20], 2023, neither the Company nor any director, officer, employee, auditor, accountant or representative of the Company or Atlas Brasil has received any written complaint, allegation, assertion, or claim (or otherwise has been informed) that the Company has engaged in improper or illegal accounting or auditing practices or maintains improper or inadequate internal accounting controls.

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(k) Undisclosed Liabilities. The Company has no liabilities of a nature required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP or notes thereto, other than liabilities: (a) reflected or otherwise reserved against in the latest consolidated financial statements of the Company (including, without limitation, the notes thereto) included in the SEC Reports filed prior to the date of this Agreement, (b) arising pursuant to this Agreement or incurred in connection with the Transaction; or (c) incurred in the ordinary course of business; in each case that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.

(l) Material Contracts.

(i) Except as set forth on Schedule 3.1(l), neither the Company nor Atlas Brasil, is a party to any of the following contracts:

(1) any material joint venture, partnership or similar contract with respect to lithium exploration or mining or the development of a lithium project in the State of Minas Gerais, Brazil in partnership with any Person other than the Company and its Subsidiaries;

(2) any offtake with respect to lithium exploration or mining or the development of a lithium project in the State of Minas Gerais, Brazil;

(3) any contract containing any covenant (i) limiting the right of the Company or Atlas Brasil to engage in any line of business or any geographic area that is material to the Company and Atlas Brasil, including, without limitation, the State of Minas Gerais, Brazil or (ii) materially limiting the rights of the Company or Atlas Brasil pursuant to any “minimum requirement,” “most favored nation” or “exclusivity” provisions;

(4) any contract that is a settlement agreement imposing material future limitations on the operation of Company or Atlas Brasil or that includes the admission of wrongdoing by the Company or Atlas Brasil or any of their respective officers or directors;

(5) any material contract with any Governmental Authority; or

(6) any contract that relates to the acquisition or disposition of any business, assets or properties (whether by merger, sale of stock, sale of assets or otherwise), for aggregate consideration under such contract in excess of $10 million other than in the ordinary course of business.

(ii) (A) each Material Contract is valid and binding on the Company or Atlas Brasil, as applicable, and to the Knowledge of the Company, each other party thereto, and is in full force and effect, except where the failure to be valid, binding or in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect, (B) the Company and Atlas Brasil, and, to the Knowledge of the Company, any other party thereto, have performed all obligations required to be performed by it under each Material Contract, except where such nonperformance would not, individually or in the aggregate, result in a Material Adverse Effect, (C) neither the Company nor Atlas Brasil have received written notice of the existence of any breach or default on the part of the Company or Atlas Brasil under any Material Contract and (D) to the Knowledge of the Company, the counterparty under such Material Contract is not in breach or default thereof that would result in a Material Adverse Effect.

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(m) Environmental Matters. Except as has not had, and would not reasonably be expected to have, a Material Adverse Effect: (a) the Company and Atlas Brasil are and, since January 1, 2021 (or earlier if unresolved), have been, in compliance with all applicable Environmental Laws, which compliance includes obtaining, maintaining and renewing, as applicable, all Environmental Permits to develop and operate the lithium project in State of Minas Gerais, Brazil; (b) since January 1, 2021 (or earlier if unresolved), no notice of violation or other notice, report, order, directive or other information has been received by the Company or Atlas Brasil related to any Environmental Law, Environmental Permit or Hazardous Material that would reasonably be expected to have a Material Adverse Effect; (c) no Proceeding is pending or, to the Knowledge of the Company, threatened against the Company or Atlas Brasil relating to any Environmental Law, Environmental Permit or Hazardous Material; (d) neither the Company nor Atlas Brasil has transported, manufactured, distributed, handled, stored, treated, released, disposed or arranged for disposal of, or exposed any Person to, any Hazardous Materials, in a manner that has resulted in an investigation or required cleanup by, or otherwise resulted in the liability of, the Company or Atlas Brasil; (e) since the date the Company or Atlas Brasil, as applicable, became the owner or exclusive lessor of a certain property, no Hazardous Material has been discharged, disposed of, dumped, injected, pumped, deposited, spilled, leaked, emitted or released at, on, under, to, in or from (A) any property now owned or leased by or (B) any property to which any Hazardous Material has been transported for disposal, recycling or treatment by or on behalf of, in each case the Company or Atlas Brasil; and (f) neither the Company nor Atlas Brasil have assumed, provided an indemnity with respect to or otherwise become subject to the liability of any other Person under Environmental Laws.

(n) Employment Law. Except as has not had, and would not reasonably be expected to have, a Material Adverse Effect, the Company and Atlas Brasil are in compliance in all material respects with applicable Laws with respect to employment and labor practices (including applicable Laws regarding wage and hour requirements, immigration status, discrimination in employment, employee health and safety, collective bargaining, terms and conditions of employment, classification of independent contractors and exempt and non-exempt employees, harassment, retaliation, whistleblowing, disability rights or benefits, equal opportunity, plant closures and layoffs, employee trainings and notices, workers’ compensation, labor relations, employee leave issues, COVID-19, affirmative action and unemployment insurance).

(o) Litigation. Except as has not had, and would not reasonably be expected to have, a Material Adverse Effect, there are no Proceedings pending or, to the Knowledge of the Company, threatened against or involving the Company or Atlas Brasil, or affecting the business, including the development and operation of the Neves Project, properties or other assets of the Company or Atlas Brasil, or that could prevent, delay or materially adversely affect the consummation of the Transaction.

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(p) Interest in Properties.

(i) Each of the Company and Atlas Brasil, as the case may be, (i) is the sole legal and beneficial owner, and has valid and sufficient right, title and interest free and clear of any Lien (other than Permitted Liens) to the mining rights (excepting the paramount title of the relevant Governmental Authority in any mining rights) to the interest in, or exploration for minerals on the Neves Project, as are necessary to perform the operations of the business of Atlas Brasil as presently owned and conducted or contemplated to be conducted on the Neves Project, which mining rights are in force, regular, in good standing and in compliance with applicable Laws, and have been validly applied for or acquired by Atlas Brasil; (ii) has valid and sufficient right, title and interest free and clear of any Lien (other than Permitted Liens) to the surface rights that are necessary to perform the operations of the business of Atlas Brasil on the Neves Project as presently owned and conducted or contemplated to be conducted, which surface rights are in force, regular and have been validly acquired by Atlas Brasil; and (iii) is the sole legal and beneficial owner, and has valid and sufficient right, title and interest free and clear of any Lien (other than Permitted Liens) to the other mining rights (excepting the paramount title of the relevant Governmental Authority in any mining rights) listed in Schedule 3.1(p)(i), which mining rights have been validly applied for or acquired by Atlas Brasil and are in force, regular, in good standing and in compliance with applicable Laws, except as has not had and would not reasonably be expected to have a Material Adverse Effect (the rights and assets described in clauses (i), (ii) and (iii), collectively, the “Company Properties”).

(ii) Except as has not had, and would not reasonably be expected to have, a Material Adverse Effect, each of the Company and Atlas Brasil has duly and timely satisfied all of the obligations required to be satisfied, performed and observed by it under, and there exists no default or event of default or event, occurrence, debt, condition or act which has happened, occurred or was due, as applicable, and is or would become a default or event of default by the Company or Atlas Brasil under any agreement or applicable Law pertaining to their respective Company Properties (whether or not notice of default has been delivered) and each such lease, contract or other agreement is enforceable and in full force and effect.

(iii) (A) the Company and Atlas Brasil have the exclusive right to deal with the Company Properties; (B) other than as set forth on Schedule 3.1(p)(iii), no Person of any nature whatsoever other than the Company or Atlas Brasil has any interest in the Company Properties or the production or profits therefrom or any right to acquire or otherwise obtain any such interest in the Company Properties from the Company or Atlas Brasil; (C) other than as contemplated by this Agreement, the Offtake Agreement and the Investor Rights Agreement, and except as set forth on Schedule 3.1(p)(iii), there are no options, back-in rights, earn-in rights, rights of first refusal, off-take rights or obligations, royalty rights, streaming rights, or other rights of any nature whatsoever which would affect the Company’s or Atlas Brasil’s interests in the Company Properties, and no such rights are, to the Knowledge of the Company, threatened; (D) neither the Company nor Atlas Brasil has received any notice, whether written or oral, from any Governmental Authority or any other Person of any revocation or intention to revoke, diminish or challenge its interest in the Company Properties; and (E) the Company Properties are in good standing under and comply with all Laws and all work required to be performed has been performed and all Taxes, fees, statutory or contractual royalties, expenditures and all other payments in respect thereof have been paid or incurred and all filings in respect thereof have been made.

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(iv) There are no adverse Proceedings that have been commenced or are pending or, to the Knowledge of the Company, that are threatened, affecting or which could affect the Company’s or Atlas Brasil’s right, title or interest in the Company Properties or the ability of the Company or Atlas Brasil to explore or develop the Company Properties and the Neves Project, including, without limitation, the title to or ownership by the Company or Atlas Brasil of the foregoing, or which might involve the possibility of any judgment or liability affecting the Company Properties or the Neves Project.

(v) None of the directors or officers of the Company or Atlas Brasil holds any right, title or interest in, nor has taken any action to obtain, directly or indirectly, any right, title and interest in any of Company Properties or in any permit, surface right, mineral right, water right, lease, license or other right to explore for, exploit, develop, mine or produce minerals from or in any manner in relation to the Company Properties.

(vi) No Person has any written or oral agreement or option or any right or privilege capable of becoming an agreement or option for the purchase from the Company or Atlas Brasil of any of the assets of the Company or Atlas Brasil. Except as set forth on Schedule 3.1(p)(vi), neither the Company nor Atlas Brasil is obligated under any prepayment contract or other prepayment arrangement to deliver mineral products at some future time without then receiving full payment therefor.

(q) Compliance with Laws.

(i) Each of the Company, Atlas Brasil and Apollo Resources is in compliance in all material respects with all Laws that are applicable to the Company, Atlas Brasil and Apollo Resources or to the conduct of the business or operations of the Company, Atlas Brasil and Apollo Resources, except for such noncompliance that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect.

(ii) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, as of the date of this Agreement: (i) the Company and Atlas Brasil have all licenses, franchises, permits, certificates, consents, approvals, authorizations, designations, waivers, exemptions, deviations and registrations from Governmental Authorities (collectively, “Permits”) necessary for the ownership and operation of its business as presently conducted, and each such Permits is in full force and effect; (ii) the Company and Atlas Brasil are in compliance with the terms of all Permits necessary for the ownership and operation of its businesses; and (iii) since January 1, 2021 to the date of this Agreement, neither the Company nor Atlas Brasil has received written notice from any Governmental Authority alleging any conflict with or breach of any such Permits.

(r) Related Party Transactions. Except as described in the annual report on Form 10-K for fiscal year ended December 31, 2023, filed with the Commission on March 27, 2024, there are no agreements, commitments, contracts, transactions, arrangements or understandings between the Company or Atlas Brasil, on the one hand, and any Affiliate of the Company (including, without limitation, any director or executive officer) thereof, but not including, without limitation, any wholly owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the Commission in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders or information statement, as applicable, that have not been disclosed in the SEC Reports.

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(s) Acknowledgment Regarding Purchaser’s Purchase of Shares. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Shares. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(t) CFIUS. Neither the Company nor any of its Subsidiaries or Affiliates is a “U.S. business” that designs, develops, fabricates, manufactures, produces, or tests one or more “critical technologies” as defined in Section 721 of the Defense Production Act of 1950, as amended (50 U.S.C. § 4565), including all implementing regulations thereof.

(u) Anti-Bribery. Each of the Company, Atlas Brasil and Apollo Resources, and their respective directors, officers, managing members, employees, and, to the Knowledge of the Company, their respective agents, representatives, or other Persons acting on behalf of the Company, Atlas Brasil and Apollo Resources, are, and have been for the past five (5) years, in compliance with the anti-bribery and anti-corruption Laws of each jurisdiction in which the Company, Atlas Brasil and Apollo Resources operate or have operated, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, and Brazilian Laws Nos. 8492/1992, 12846/2013 and Articles 332 to 337 of the Brazilian Criminal Code (Decree-law No. 2848/1940), as amended (collectively, “Anti-Corruption Laws”). In the past five (5) years, the Company, Atlas Brasil and Apollo Resources, and their respective directors, officers, managing members, employees, and, to the Knowledge of the Company, their respective agents, representatives, or other Persons acting on behalf of the Company, Atlas Brasil and Apollo Resources, have not paid, given, offered or promised to pay, authorized the payment or transfer, any monies or anything of value, directly or indirectly, to any Government Official or any other Person for the purpose of corruptly influencing any act or decision of such Government Official, any Governmental Authority, or any other Person, to obtain or retain business, to direct business to any Person, or to secure any other improper benefit or advantage. In the past five (5) years, there have been no false or fictitious entries made in the books or records of the Company, Atlas Brasil and Apollo Resources, relating to any illegal payment or secret or unrecorded fund and none of the Company, its Subsidiaries or Affiliates has established or maintained a secret or unrecorded fund. To the Knowledge of the Company, none of the Company, Atlas Brasil or Apollo Resources is, or in the past five (5) years has been, subject to any Proceeding, or made any disclosures to any Governmental Authority related to any applicable Anti-Corruption Laws.

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(v) Trade Control Compliance. In the past five (5) years, neither the Company nor Atlas Brasil, nor their respective directors, officers, managing members, employees, and, to the Knowledge of the Company, their respective agents, representatives, or other Persons acting on behalf of the Company or Atlas Brasil, has been the target of any Sanctions. In the past five (5) years, neither the Company nor Atlas Brasil has engaged in any unlawful dealings or transactions, directly or indirectly: (i) with any Person that at the time of the dealing or transaction was the subject of Sanctions; or (ii) in any jurisdiction that is, or in the last five (5) years was, the subject of comprehensive Sanctions at the time of the dealing or transaction, including Cuba, Iran, North Korea, Syria, and the Russian-occupied Crimea, Donetsk, or Luhansk regions of Ukraine. To the Knowledge of the Company, neither the Company nor Atlas Brasil is, or in the past five (5) years has been, subject to any Proceeding, or made any disclosures to any Governmental Authority relating to any applicable Trade Compliance Laws.

(w) Registration Statement; Effectiveness.

(i) Compliance with Registration Requirements. A registration statement on Form S-3 (No. 333-274223) relating to the Shares has been filed with the Commission and has been declared effective. Such Registration Statement (including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness and all documents incorporated therein by reference) is hereinafter referred to as the “Registration Statement.” As used herein, “Base Prospectus” means the prospectus (including all documents incorporated therein by reference) relating to the Registration Statement, in the form in which such prospectus has most recently been filed, or transmitted for filing, with the Commission on or prior to the date hereof (but without regard to any prospectus supplements relating specifically to securities other than the Shares); and “Prospectus” means the Base Prospectus together with the prospectus supplement (including all documents incorporated therein by reference) specifically relating to the Shares, as such prospectus supplement is first filed with the Commission on or prior to the date hereof pursuant to Rule 424.

(ii) No Misstatement or Omission. As of the effective date, the Registration Statement conformed, and as of the date hereof, the Registration Statement and the Prospectus, including any amendments and supplements to the Registration Statement or the Prospectus, conform, in all respects, to the applicable requirements of the Securities Act, the Exchange Act and the applicable Rules and Regulations. The Registration Statement and Prospectus do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Registration Statement, the Prospectus and any amendments or supplements to the Registration Statement or the Prospectus will not, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which they were made); provided that this representation and warranty shall not apply specifically to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by Purchaser expressly for use in the Prospectus, as amended or supplemented, relating to the Shares.

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(iii) No Stop Order. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission.

(iv) Ineligible Issuer. The Company is not an ineligible issuer as defined under the Securities Act in connection with the offering of the Shares. The Company has paid the registration fee for the issuance of the Shares pursuant to Rule 457 under the Securities Act, as applicable.

(v) Statistical and Market Data. All statistical, demographic and market- related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects. To the extent required, the Company has obtained the written consent to the use of such data from such sources.

(x) Broker. There is no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, in connection with the Transaction based upon arrangements made by or on behalf of the Company or any of its Subsidiaries, for which the Company or its Subsidiaries will be solely liable.

3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. The Purchaser is an entity duly incorporated or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) Regulation S Representations and Restrictions. The Purchaser is not a United States Person as defined in Rule 902(k) of Regulation S under the Securities Act (a “U.S. Person”). The offer and sale of the Shares to the Purchaser was made in an offshore transaction (as defined in Rule 902(h) of Regulation S), no directed selling efforts (as defined in Rule 902(c) of Regulation S) were made in the United States, and the Purchaser is not acquiring the Shares for the account or benefit of any U.S. Person and will offer, sell, pledge or otherwise transfer the Shares (or create or maintain any derivative position equivalent thereto) only pursuant to registration under the Securities Act or any available exemption therefrom such as Rule 144 and, in any case, in accordance with applicable state securities Laws. Purchaser acknowledges and agrees that the Company shall not register the transfer of the Shares in violation of these restrictions.

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(c) General Solicitation. The Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the Purchaser’s knowledge, any other general solicitation or general advertisement.

(d) Access to Information. The Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including, without limitation, all exhibits and schedules thereto) and the SEC Reports and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(e) Independent Investigation. The Purchaser has conducted its own independent review and analysis of the Company and Atlas Brasil. In entering into this Agreement, the Purchaser has relied solely upon its own investigation and analysis, and the Purchaser acknowledges that, except for the representations and warranties of the Company expressly set forth in the Transaction Documents and/or the SEC Reports, none of the Company or Atlas Brasil nor any of their respective representatives makes any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to the Purchaser or any of its representatives. Without limiting the generality of the foregoing, none of the Company or Atlas Brasil nor any of their respective representatives or any other person has made a representation or warranty to the Purchaser with respect to (i) projections, estimates or budgets for the Company or Atlas Brasil or (ii) except as expressly and specifically covered by a representation or warranty set forth in Section 3.1, any material, documents or information relating to the Company or Atlas Brasil made available to the Purchaser or its representatives. Nothing in this Section 3.2(e) shall be construed to limit any remedies that may be available to the Purchaser in connection with fraud.

(f) No Conflicts. The execution, delivery and performance by the Purchaser of this Agreement and the other Transaction Documents, the purchase of the Shares and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Purchaser’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Purchaser, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any material contract to which the Purchaser is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any Law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or Governmental Authority to which the Purchaser is subject (including, without limitation, federal and state securities Laws and regulations), or by which any property or asset of the Purchaser is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

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(g) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, directly or indirectly executed any purchases or sales, including, without limitation, Short Sales, of the securities of the Company during the period commencing as of the time that the Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Other than to other Persons party to this Agreement or to the Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including, without limitation, the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

(h) Brokers. There is no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, in connection with the Transaction based upon arrangements made by or on behalf of the Purchaser or any of its Subsidiaries, for which the Purchaser or its Subsidiaries will be solely liable.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.2 Securities Laws Disclosure; Publicity. The Company shall file a Current Report on Form 8-K, including the Transaction Documents required to be filed as exhibits thereto, with the Commission within the time required by the Exchange Act. The initial press releases with respect to the execution of this Agreement shall be made by each party, which shall be coordinated with and approved in writing by the other party prior to the release thereof. Following such initial press releases, the Company and the Purchaser shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transaction and shall not issue any such press release or make any such public statement prior to such consultation, except as such Party may reasonably conclude may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system (and then only after as much advance notice and consultation as is feasible); provided, however, that the Company or the Purchaser shall not be obligated to engage in such consultation with respect to communications that are (a) principally directed to employees, suppliers, customers, partners or vendors or (b) not materially inconsistent with public statements previously made in accordance with this Section 4.2.

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4.3 Indemnification of the Parties.

(a) Company Indemnification. The Company agrees to indemnify and hold harmless Purchaser, the directors, officers, partners, employees and agents of Purchaser and each person, if any, who (i) controls Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or (ii) is controlled by or is under common control with Purchaser from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable and documented investigative, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 4.3(c)) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which Purchaser, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (A) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement, (B) any untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any free writing prospectus or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the Commission, or (C) the omission to state in any such document a material fact required to be stated in the Registration Statement and Prospectus or necessary to make the statements in the Registration Statement and Prospectus not misleading; provided, however, that the indemnification obligation under clause (B) of this Section 4.3(a) shall not apply to the extent that such loss, claim, liability, expense or damage is caused directly or indirectly by an untrue statement or omission made in reliance upon and in conformity with information provided by the Purchaser. This indemnity agreement will be in addition to any liability that the Company might otherwise have under applicable Law.

(b) Purchaser Indemnification. Purchaser agrees to indemnify and hold harmless the Company and its directors and each officer of the Company that signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (A) any breach of any of the representations, warranties, covenants or agreements made by the Purchaser in this Agreement, or (B) any untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information provided by the Purchaser.

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(c) Procedure. Any party that proposes to assert the right to be indemnified under this Section 4.3 will, promptly after receipt of notice of commencement of any action against such party (the “Indemnitee”) in respect of which a claim is to be made against an indemnifying party or parties under this Section 4.3 (the “Indemnitor”), notify each such Indemnitor of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such Indemnitor will not relieve the Indemnitor from (i) any liability that it might have to any Indemnitee otherwise than under this Section 4.3 and (ii) any liability that it may have to any Indemnitee under the foregoing provision of this Section 4.3 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the Indemnitor. If any such action is brought against any Indemnitee and it notifies the Indemnitor of its commencement, the Indemnitor will be entitled to participate in and, to the extent that it elects by delivering written notice to the Indemnitee promptly after receiving notice of the commencement of the action from the Indemnitee, jointly with any other Indemnitors similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the Indemnitee, and after notice from the Indemnitor to the Indemnitee of its election to assume the defense, the Indemnitor will not be liable to the Indemnitee for any legal or other expenses except as provided below and except for the reasonable and documented costs of investigation subsequently incurred by the Indemnitee in connection with the defense. The Indemnitee will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such Indemnitee unless (1) the employment of counsel by the Indemnitee has been authorized in writing by the Indemnitor, (2) a conflict exists (based on advice of counsel to each Party) between the Indemnitee and the Indemnitor (in which case the Indemnitor will not have the right to direct the defense of such action on behalf of the Indemnitee) or (3) the Indemnitor has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable and documented fees, disbursements and other charges of counsel will be at the expense of the Indemnitor. It is understood that the Indemnitor shall not, in connection with any Proceeding or related Proceedings in the same jurisdiction, be liable for the reasonable and documented fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such Indemnitees. All such fees, disbursements and other charges will be reimbursed by the Indemnitor promptly as they are incurred. An Indemnitor will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No Indemnitor shall, without the prior written consent of each Indemnitee, settle or compromise or consent to the entry of any judgment in any pending or threatened Proceeding relating to the matters contemplated by this Section 4.3 (whether or not any Indemnitee is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each Indemnitee from all liability arising or that may arise out of such Proceeding.

4.4 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Shares pursuant to this Agreement.

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ARTICLE V.

TERMINATION

5.1 Termination. This Agreement may be validly terminated only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):

(a) At any time prior to the Closing by mutual written agreement of the Purchaser and the Company.

(b) By the Purchaser or the Company, at any time prior to the Closing if:

(i) any permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Transaction is in effect, or any action has been taken by any Governmental Authority, that, in each case, prohibits, makes illegal or enjoins the consummation of the Transaction and has become final and nonappealable; or

(ii) any statute, rule, regulation or order has been enacted, entered, enforced or deemed applicable to the Transaction that permanently prohibits, makes illegal or enjoins the consummation of the Transaction, except that the right to terminate this Agreement pursuant to this Section 5.1(b)(ii) will not be available to any party that has breached its obligations to the right to appeal, obtain consent pursuant to, resolve or lift, as applicable, such Law;

(c) By the Purchaser or the Company, at any time prior to the Closing if the Company fails to obtain the Required Approvals, except that the right to terminate this Agreement pursuant to this Section 5.1(c) will not be available to any party whose action or failure to act (which action or failure to act constitutes a breach by such party of this Agreement) has been the primary cause of, or primarily resulted in, the failure to obtain the Required Approvals;

(d) By the Purchaser or the Company, if the non-terminating party has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 2.5(a) or Section 2.5(b), as the case may be, except that (i) if such breach is capable of being cured within fourteen (14) days of written notice to the non- terminating party of such breach or (ii) the terminating party is then in breach or failed to perform in any material respect any of its respective representations, warranties, covenants or other agreements contained in this Agreement, such terminating party will not be entitled to terminate this Agreement.

(e) By the Company, if the Closing does not take place within ten (10) Business Days of the date of this Agreement or such later date as may be mutually agreed between the Parties in writing.

5.2 Effect of Termination. In the event of the termination of this Agreement as provided for in Section 5.1, this Agreement shall forthwith become wholly void and of no further force and effect without any liability or obligation on the part of the Company or the Purchaser, except that the Confidentiality Agreement, Section 4.3, this Section 5.2 and Article VI shall each survive the termination of this Agreement.

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ARTICLE VI.

MISCELLANEOUS

6.1 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by the Purchaser), stamp taxes and other Taxes and duties levied in connection with the delivery of any Shares to the Purchaser.

6.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. Accordingly, the Parties agree that the Memorandum of Understanding entered into between the Parties in December 2022 shall be deemed terminated.

6.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto or (b) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service. The address for such notices and communications shall be as follows:

(i)	if to the Purchaser to:

MITSUI & CO., LTD.

[***]

[***]

Attn: [***]

Email: [***]

with copies (which will not constitute notice) to:

O’Melveny & Myers LLP

2801 North Harwood St, Suite 1600

Dallas, TX 75201

Attn: Jack Jacobsen; Monica Hwang

Email: jjacobsen @omm.com; mhwang@omm.com

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(ii)	if to the Company to:

Atlas Lithium Corporation

Attn: [***]

Email: [***]

with a copy (which will not constitute notice) to:

DLA Piper LLP (US)

500 Eighth Street, NW

Washington, DC 20004

Attn: Era Anagnosti

Email: era.anagnosti@us.dlapiper.com

or to such other address or email address as such party may hereafter specify for the purpose by notice to the other Party.

6.4 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

6.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger). The Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Shares, provided that such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions of the Transaction Documents that apply to the “Purchaser”.

6.7 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal Laws of the State of New York, as applied to agreements among New York residents to be performed entirely within New York, without regard to the conflicts of law of such jurisdiction.

6.8 Dispute Resolution. Any dispute, controversy or claim arising out of or relating to this Agreement, including, without limitation, any dispute, controversy or claim relating to a breach of this Agreement, arbitrability or scope of this Section 6.8 (a “Dispute”), shall be finally settled by arbitration administered by the American Arbitration Association (“AAA”) in accordance with its Commercial Arbitration Rules. All Disputes will be heard by a panel of three arbitrators, with one arbitrator appointed by each party and the two appointed arbitrators will appoint the third arbitrator. Notwithstanding the foregoing, if the Dispute involves a claim amount of less than $75,000, then the Dispute will be heard by a single arbitrator mutually agreed upon by the parties, and if no agreement can be reached within 30 days after names of potential arbitrators have been proposed by the AAA, then AAA shall appoint an arbitrator with reasonable experience in corporate finance transactions of the type provided for in this Agreement. The arbitration shall take place in New York City, New York and the arbitrators shall comply with Section 6.8. Judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof. There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses and (c) such other depositions as may be allowed by the arbitrator upon a showing of good cause. No party to this Agreement will challenge the jurisdiction or venue provisions as provided in this section. No party to this Agreement will challenge the jurisdiction or venue provisions as provided in this section. Nothing contained herein shall prevent the party from obtaining an injunction. The award of the arbitrators shall be accompanied by a reasoned opinion. Except as may be required by Law, neither a party nor any arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties.

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6.9 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including, without limitation, any of such that may be hereafter declared invalid, illegal, void or unenforceable.

6.11 Replacement of Certificates. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including, without limitation, customary indemnity) associated with the issuance of such replacement Shares.

6.12 Remedies. In addition to being entitled to exercise all rights provided herein or granted by Law, including, without limitation, recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Proceeding for specific performance of any such obligation the defense that a remedy at law would be adequate.

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6.13 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

6.14 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement. Given the different time zones in which each of the Company and Purchaser is headquartered, for purposes of determining an applicable timeframe governing each Party’s performance under this Agreement, each day or Business Day shall be determined based on the jurisdiction in which the applicable Party operates. In the event of a sequence of deadlines, the counting of days or Business Days shall be based on the time zone in which the Party that initiates the action subject to the applicable sequence of deadlines is located. For illustration purposes only, if Purchaser delivers written notice of a breach pursuant to Section 5.1(d), the applicable fourteen (14) day cure period shall be deemed to have commenced on the date of such notice in Tokyo, Japan.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ATLAS LITHIUM CORPORATION

By:	/s/ Marc Fogassa
Name:	Marc Fogassa
Title:	Chief Executive Officer

MITSUI & CO., LTD.

By:	/s/ AkinobuHashimoto
Name:	Akinobu Hashimoto
Title:	General Manager, New Metals & Aluminium Division

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